STOCK REPURCHASE AGREEMENT

Between

USA MOBILITY, INC.

And

THE SELLERS SET FORTH ON SCHEDULE I HERETO

November 16, 2008

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            THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into effective as of November 16, 2008 between USA Mobility, Inc., a Delaware corporation (the “Company”), and the several sellers set forth on Schedule Ihereto (each a “Seller” and collectively, the “Sellers”).

WHEREAS, the Company and each Seller desire that Seller will sell to the Company and the Company will purchase from each Seller, upon the terms and conditions set forth in this Agreement, the aggregate amount of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), set forth next to each Seller’s name on Schedule I hereto (the “Shares”), for a per share purchase price of $8.75 per share.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 2), each Seller will sell to the Company, and the Company will purchase from each Seller, upon the terms and subject to the conditions hereinafter set forth, the Shares for the aggregate purchase price set forth opposite each Seller’s name under the heading “Aggregate Purchase Price” on Schedule I hereto.

2.          Delivery of the Shares at Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur on the date of this Agreement (the “Closing Date”) (or upon such other date as the Company and Seller shall agree), at the offices of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004, the Company’s counsel. At the Closing, each Seller shall deliver to the Company one or more stock certificates, registered in the Seller’s name and address representing the Shares or, to the extent any (a) of such certificates have been lost, an affidavit of lost certificate, in form satisfactory to the Company, or (b) of the Shares are held in book entry form through the Depository Trust Corporation electronic system, irrevocable written stock transfer instructions (“Irrevocable Instructions”) addressed to Computershare, P.O. Box 43069, Providence, Rhode Island 02940-3069, the Company’s transfer agent, for delivery to the Company causing such shares to be transferred to and retired by the Company, against receipt by each Seller of a wire transfer by the Company of immediately available funds to an account designated in writing by each Seller, in the full amount of the total purchase price payable by the Company to each Seller for the Shares that such Seller is hereby agreeing to sell set forth opposite the name of such Seller under the heading “Aggregate Purchase Price” on Schedule I hereto. Each Seller’s obligation to deliver the Shares and the Irrevocable Instructions (if applicable) to the Company shall be subject to the accuracy, in all material respects, of the representations and warranties made by the Company and the fulfillment, in all material respects, of those undertakings of the Company to be fulfilled prior to the Closing. The Company’s obligation to purchase the Shares from each Seller shall be subject to the following conditions, any one or more of which may be waived by the Company (provided that no such waiver shall be deemed given unless in writing and executed by the Company): (a) the receipt by the Company of one or more stock certificates (or the affidavit as described above) and/or the Irrevocable Instructions representing the Shares; and (b) the accuracy, in all material respects, of the representations and warranties made by each Seller and the fulfillment, in all material respects, of those undertakings of each Seller to be fulfilled prior to the Closing.

3.	Representations, Warranties and Covenants of the Company.

3.1          Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and has taken all necessary corporate action to enter and perform this Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting

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parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.2          Non-Contravention. The execution and delivery of this Agreement and the purchase of the Shares under this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party, (ii) the charter, by-laws or other organizational documents of the Company, as applicable, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or its property, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which any of them is bound or to which any of the property or assets of the Company is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body in the United States is required for the execution and delivery of this Agreement and the purchase of the Shares by the Company.

4.         Representations, Warranties and Covenants of Seller. Each Seller severally for itself, and not jointly with the other Seller, represents and warrants to, and covenants with the Company, as follows:

4.1          Title. Seller is the record and beneficial owner of the Shares and has good and marketable title to the Shares subject to any obligations to register any offer to sell or sale of the Shares under the Securities Act of 1933, as amended, and upon consummation of the transaction contemplated by this Agreement, the Company will acquire title to the Shares, free and clear of any and all liens, claims or encumbrances.

4.2          Due Authorization. Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and has taken all necessary corporate, partnership and company action to enter and perform this Agreement. This Agreement has been duly authorized and validly executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.4           Non-Contravention. The execution and delivery of this Agreement, the sale of the Shares under this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which Seller is a party, (ii) the organizational documents of Seller, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to Seller or its property, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of Seller or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which Seller is a party or by which any of them is bound or to which any of the property or assets of Seller is subject. No consent, approval, authorization or other order of, or

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registration, qualification or filing with, any regulatory body, administrative agency, self -regulatory organization, stock exchange or market, or other governmental body in the United States is required for the execution and delivery of this Agreement and the sale of the Shares by Seller.

4.5          Accredited Investor. Seller is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and is able to bear the risk of its sale of the Shares. Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the sale of the Shares.

5.         Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and each Seller herein shall survive the execution of this Agreement, the delivery to the Company of the Shares being purchased and the payment therefor.

6.         Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, and (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:

USA Mobility, Inc.

6677 Richmond Highway

Alexandria, VA

Attn: Vince D. Kelly

Phone: (703) 718-6650 Fax: (703) 768-9625

with a copy to:

Latham & Watkins LLP

555 Eleventh Street, N.W.

Suite 1000

Washington, DC 20004

Attn: William P. O’Neill

Phone: (202) 637-2200

Fax: (202) 637-2201

(b)         if to any Seller, at his address set forth under each Seller’s name pursuant to the administrative details provided to the Company by each Seller, or at such other address or addresses as may have been furnished to the Company in writing

(c)	Copies delivered to counsel shall not constitute notice.

7.         Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and each Seller.

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8.         Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

9.         Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.       Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

11.       Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to such subject matter are expressly cancelled.

12.       Finders Fees. Except with respect to fees and commissions paid to Credit Suisse Securities (USA) LLC by the Company in connection with the transactions contemplated hereby, which shall be the sole responsibility of the Company, neither the Company nor any Seller nor any affiliate thereof has incurred any obligation which will result in the obligation of the other party to pay any finder’s fee, brokerage commissions, sales charges or other such commissions or fees in connection with this transaction.

13.       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

14.       Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and each Seller No party hereto may assign this Agreement without the prior written consent of all parties hereto.

15.       Expenses. The Company and each Seller shall bear its own expenses in connection with the preparation and negotiation of the Agreement.

16.       Dividends. The Company acknowledges that each Seller was the record holder as of the November 14, 2008 record date for the dividend payable on December 10, 2008 in the amount of $0.25 per share in the form of a return of capital and the Company agrees that each Seller remains entitled to, and shall be paid, such dividend when paid.

17.       Financial Capacity. The Company hereby represents and warrants that it has sufficient unrestricted cash readily available to pay the Aggregate Purchase Price and fulfill its obligations hereunder.

[Signature pages follow.]

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

USA MOBILITY INC.

By: /s/ Vince D. Kelly
Name: Vince D. Kelly
Title: President and Chief Executive Officer

ABRAMS CAPITAL PARTNERS I, L.P.

By: Pamet Capital Management, L.P.

By: Pamet Capital Management, LLC

By: /s/ David Abrams
Name: David Abrams
Title: Managing Member
Address: 222 Berkeley Street
Boston, MA 02116

ABRAMS CAPITAL PARTNERS II, L.P.

By: Pamet Capital Management, L.P.

By: Pamet Capital Management, LLC

By: /s/ David Abrams
Name: David Abrams
Title: Managing Member
Address: 222 Berkeley Street
Boston, MA 02116	:

WHITECREST PARTNERS, L.P.

By: Pamet Capital Management, L.P.

By: Pamet Capital Management, LLC

By: /s/ David Abrams
Name: David Abrams
Title: Managing Member
Address: 222 Berkeley Street
Boston, MA 02116

Signature Page to Stock Repurchase Agreement

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ABRAMS CAPITAL INTERNATIONAL, LTD

By: Pamet Capital Management, L.P.

By: Pamet Capital Management, LLC

By: /s/ David Abrams
Name: David Abrams
Title: Managing Member
Address: 222 Berkeley Street
Boston, MA 02116

RIVA CAPITAL PARTNERS, LP

By: Abrams Capital Management, LLC

By: /s/ David Abrams
Name: David Abrams
Title:	Managing Member
Address: 222 Berkeley Street
Boston, MA 02116

Signature Page to Stock Repurchase Agreement

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SCHEDULE I

SCHEDULE OF SELLERS

Seller	Number of Shares to be Repurchased	Aggregate Purchase Price
Abrams Capital Partners I, L.P.	239,871	$2,098,871.25
Abrams Capital Partners II, L.P.	2,530,163	$22,138,926
Whitecrest Partners, L.P.	493,350	$4,316,812.50
Abrams Capital International, Ltd	248,173	$2,171,513.75
Riva Capital Partners, LP	509,240	$4,455,850.00
Total	4,020,797	$35,181,973.75

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